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               [LETTERHEAD OF MORGAN STANLEY & CO. APPEARS HERE]



CONSENT OF MORGAN STANLEY & CO. INCORPORATED

January 3, 1996

Meridian Bancorp, Inc.
35 North 6th Street
Reading, PA 19603


Dear Sirs:

     We hereby consent to the use in this Registration Statement on Form S-4 of CoreStates Financial of our letter to the Board of Directors of Meridian Bancorp included as Annex VII to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder (as amended, the "33 Act") nor do we admit that we are experts with respect to any part of such Registration Statement with the meaning of the term "experts" as used in the 33 Act.


                                       Very truly yours,


                                       MORGAN STANLEY & CO. INCORPORATED



                                       By:/s/ Donald A. Moore, Jr.
                                          ------------------------------

                                       Donald A. Moore, Jr.
                                       Managing Director